FOR IMMEDIATE RELEASE

Investor Relations contact:
Shane Glenn, Director of Investor Relations
Stratasys
952-294-3416
sglenn@stratasys.com

Media contacts:
Alex Seitz
Haberman & Associates
612-338-3900
alex@habermaninc.com

Dimension 3D Printing Group Introduces the uPrint™ Personal 3D Printer

uPrint breaks $15,000 barrier with fully functional, desktop-sized 3D printer;
See demo video at www.dimensionprinting.com

MINNEAPOLIS — Jan. 26, 2009 — The Dimension 3D Printing Group, a business unit of Stratasys, Inc. (Nasdaq: SSYS), today launched the uPrint Personal 3D Printer (priced at $14,900 USD) at the annual Dimension reseller conference in Anaheim, Calif.

uPrint is available for purchase immediately through authorized resellers and joins Dimension’s market-leading line of 3D Printers. Designed for the desktop, uPrint requires only a 25 x 26 in. footprint and features an 8 x 6 x 6 in. build envelope. Using Dimension’s proven FDM technology, uPrint builds models with Stratasys ABSplus — a material on average 40 percent stronger than the company’s standard ABS material, making it ideally suited for testing the form, fit and function of models and prototypes. uPrint also features a soluble support removal system, allowing for hands-free removal of the model support material.

As a personal 3D printer, uPrint makes 3D printing immediate and convenient through every design iteration. There's no waiting in queue for a shared printer and no waiting for models to arrive from an outside service.

“uPrint is an important advance for Dimension’s product line, providing users a networked, desktop-sized 3D printer capable of building durable, accurate models ready for testing,” said Jon Cobb, vice president and general manager of 3D printing for Stratasys. “uPrint will appeal to designers, engineers, architects, artists, teachers and others working in CAD. With uPrint, they can get an affordable, high-quality 3D modeling system that’s available today.”

Conference Call
Stratasys will hold a conference call to discuss the launch of the uPrint personal 3D printer on Monday, Jan. 26, 2009 at 4:30 p.m. (ET). The conference call will be available via a live Web cast on the Stratasys Web site at www.stratasys.com under the "Investors" tab, or can be accessed directly at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=61402&eventID=2073661.

To participate by telephone, the domestic dial-in number is 888-713-4216 and the international dial-in is 617-213-4868. The access code is 64422039. Participants are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=RL8P67R3P. Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quick access to the conference by bypassing the operator upon connection. The Web cast will be available for 90 days on the "Investors" page of the Stratasys Web site.

For more information on Dimension 3D printers, visit www.dimensionprinting.com or call toll free 888-480-3548 (U.S.).

About The Dimension 3D Printing Group
The Dimension 3D Printing Group is a business unit of Stratasys, Inc., based in Minneapolis, Minn. Dimension 3D printers – which include uPrint, the Elite, the Dimension 1200es Series and the Dimension 768 Series – are networked, desktop modeling systems that provide CAD (Computer Aided Design) users a fast, office-friendly, low-cost alternative for building functional 3D parts. Dimension 3D printers build accurate models layer by layer using durable ABS plastic, allowing users to not only evaluate design concepts, but test 3D prints for functionality, form and fit. With the first large-format desktop 3D printer that sells for less than $30,000, Dimension incorporates many key features found in modeling systems that cost tens of thousands of dollars more.

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and direct digital manufacturing systems and 3D printers and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2008, Stratasys supplied 44 percent of all systems installed worldwide in 2007, making it the unit market leader for the sixth consecutive year. Stratasys developed the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models and end-use parts directly from any 3D CAD program using ABS plastic, polycarbonate, PPSF, and blends. The company holds over 180 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, architecture and consumer product industries. The company’s systems are also used for direct digital manufacturing (DDM) and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.DimensionPrinting.com; or www.RedEyeOnDemand.com.

Forward Looking Statements
All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension 3D printers and our high-end productivity systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce, produce and market new materials, such as ABS-Plus and ABS-M30, and the market acceptance of these and other materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeRPMTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements include the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

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